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                         [HUNTON & WILLIAMS LETTERHEAD]

                                                   200 Park Avenue
                                                   New York, New York 10166-0136
                                                   TEL 212-309-1000
                                                   FAX 212-309-1100

                                                                       EXHIBIT 5

                                                April 18, 2002


Kraft Foods Inc.
Three Lakes Drive
Northfield, Illinois  60093

         Re:      Kraft Foods Inc. Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to Kraft Foods Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of debt securities of the Company (the "Debt Securities") and warrants to purchase Debt Securities of the Company (the "Debt Warrants"). The Debt Securities will be issued under an Indenture dated as of October 17, 2001 between the Company and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as Trustee (the "Indenture"). The Debt Warrants will be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") between the Company and a financial institution to be determined, as Debt Warrant Agent (the "Debt Warrant Agent").

         All terms used herein have the meaning assigned to them in the Registration Statement unless otherwise defined herein.

         We have examined originals or reproductions or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things, (i) the Articles of Incorporation and by-laws of the Company, as amended through the date hereof, (ii) resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the issuance, offering and sale of the Debt Securities and Debt Warrants, (iii) the Registration Statement, (iv) the Indenture and the form of Debt Securities and (v) the form of Debt Warrant Agreement. In this examination, except with respect to documents executed by officers of the Company in our presence, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies and the authenticity of the originals of such latter documents, as well as accuracy and completeness of all corporate records and other information made available to us by the Company. As to questions of fact material to this


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April 18, 2002
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opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company's management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

         Based upon the foregoing, we are of the opinion that:

         1. The Indenture has been duly authorized, duly qualified under the Trust Indenture Act of 1939, duly executed and delivered by the Company pursuant to the Resolutions, and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms; and the Debt Securities have been duly authorized and, when the final terms thereof have been duly approved by all necessary corporate action and when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

         2. The Debt Warrant Agreement has been duly authorized and, when the final terms thereof have been duly approved by all necessary corporate action and when duly executed and delivered by the Company pursuant to the Resolutions and assuming due authorization, execution and delivery thereof by the applicable Debt Warrant Agent, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms; and the Debt Warrants have been duly authorized and, when duly executed by the Company and countersigned by the Debt Warrant Agent in accordance with the Debt Warrant Agreement and delivered to and paid for by the purchasers thereof, will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         The opinions set forth above are subject to the qualifications that (a) the validity and enforcement of the Company's obligations under the Indenture and the Debt Securities, and the Debt Warrant Agreement and the Debt Warrants may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equity principles and any implied covenant of good faith and fair dealing (whether considered in proceeding at law or in equity), (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (c) with respect to the enforceability of the Indenture, no opinion is expressed with respect to Section 516 thereof.

         We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the federal laws of the United States.


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April 18, 2002
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         We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to statements referring to our firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                          Very truly yours,

                                          /s/ HUNTON & WILLIAMS